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                                                                    EXHIBIT 99.5

                                   SCHEDULE V

                          CRUM & FORSTER HOLDINGS CORP.
                        VALUATION AND QUALIFYING ACCOUNTS
                  YEARS ENDED DECEMBER 31, 2000, 2001 AND 2002
                                 (IN THOUSANDS)

                                                   BALANCE AT    CHARGES TO     CHARGES TO                             BALANCE AT
                                                  BEGINNING OF    COSTS AND   OTHER ACCOUNTS-                            END OF
PERIOD                DESCRIPTION                    PERIOD       EXPENSES       DESCRIBE        OTHER    DEDUCTIONS     PERIOD
------  ---------------------------------------   ------------   ----------   ---------------    -----    ----------   ----------
2000    Reserve for uncollectible premiums          $18,089                      1,655 (b)      250 (c)  (1,139) (d)     $18,855
2001    Reserve for uncollectible premiums          $18,855                      3,361 (b)                 (957) (d)     $21,259
2002    Reserve for uncollectible premiums          $21,259                      5,651 (b)               (4,815) (d)     $22,095

2000    Reserve for uncollectible reinsurance       $38,639      3,189 (a)                                 (326) (e)     $41,502
2001    Reserve for uncollectible reinsurance       $41,502        500 (a)                               (3,686) (e)     $38,316
2002    Reserve for uncollectible reinsurance       $38,316        636 (a)                               (3,410) (e)     $35,542
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(a)  Primarily represents increases to the reserve for uncollectible reinsurance charged to uncollectible reinsurance expense.

(b) Primarily represents increases to the reserve for uncollectible premiums charged to earned premiums.

(c)  Seneca's reserve at date of acquisition.

(d)  Primarily represents uncollectible premiums written off to the reserve.

(e) Primarily represents uncollectible reinsurance recoverable balances written off to the reserve.